SPIEKER PROPERTIES




EARNEST MONEY CONTRACT


     Subject to the terms and provisions contained herein, AEW #105 TRUST ("Seller") hereby agrees to sell and convey to SPIEKER PROPERTIES INC. ("Purchaser"), and Purchaser hereby agrees to buy and agrees to pay for all of the following:

     (a) All of Seller's right, title and interest in and to those three
(3) parcels of land described on EXHIBIT "A" attached hereto and made a part hereof (the "Land"), together with all rights, privileges and easements or appurtenances included in, adjacent to or used in connection with such Land, before or after the vacation thereof, including without limitation any streets, alleys, passages, other easements and other rights of way (collectively, the "Appurtenances").

     (b) All improvements situated upon the Land, including, but not limited to, those certain buildings, structures, fixtures, systems, facilities, fences and parking areas located on the Land or Appurtenances and/or used in connection with the operation or occupancy of the Land (such as heating and air conditioning systems and facilities used to provide utility services, refrigeration, ventilation, garbage disposal, cable television or other amenities upon the Land or Appurtenances) and other improvements of every kind and nature presently situated on, in or under or hereafter erected or installed on the Land or Appurtenances (the "Improvements").

     (c) All furniture, equipment, machinery and other tangible personal property of every kind and nature, if any, owned by Seller and now or hereafter installed, located or situated on or used in connection with the operation of the Land or Improvements (the "Personal Property").

     (d) All of Seller's rights in all leases and other occupancy agreements, if any, covering any portion of the Land or Improvements (the "Tenant Leases") including Seller's rights to any Tenant Deposits (herein so called) and prepaid rent, and any and all guarantees of and security for the Tenant Leases.

     (e) All of Seller's right, title and interest, if any, in all intangible assets of any nature relating to the Land, the Improvements or the Personal Property, including, without limitation, all of Seller's right, title and interest in (i) all warranties, guaranties and bonds applicable to the Improvements or Personal Property, to the full extent same are assignable, (ii) copies of all plans, specifications, engineering drawings and prints relating to the construction of the Improvements, (iii) all operating manuals and books, data and records regarding the Improvements or Personal Property and their component systems, (iv) all licenses, permits, franchises and certificates of occupancy held by Seller by any state, federal or local municipal authorities relating to the use, maintenance or operation of the Land or Improvements to the extent that same may be transferred and assigned, and (v) all trademarks, tradenames and service marks used by Seller in connection with the Real Property (collectively, the "Intangible Property").

     (f) All of Seller's rights, if any, in all service and other contracts affecting the Land or Improvements (the "Property Contracts"), to the extent Purchaser elects to take assignment thereof.

     The Land, Improvements and Appurtenances are hereinafter sometimes referred to collectively as the "Real Property" and the Real Property, Personal Property, Tenant Leases, Tenant Deposits, Intangible Property and Property Contracts are hereinafter sometimes referred to collectively as the "Property."

     This Contract is executed upon the following terms and conditions:

     1. PURCHASE PRICE. The Purchase Price for the Property shall be Thirty-One Million Three Hundred Thirty Thousand Dollars ($31,330,000).
The Purchase Price shall be paid in cash at Closing.   Purchaser and Seller
each acknowledge that there is little or no Personal Property included in the Property and that the entire Purchase Price shall be allocated to the Real Property.

     2. EARNEST MONEY. Within two (2) days following the final execution of this Contract, Purchaser shall deposit with Chicago Title Insurance Company, 1800 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104 (the "Title Company") as a good faith deposit the sum of Three Hundred Thousand Dollars ($300,000) (the "Earnest Money"). Purchaser's failure to timely deposit the Earnest Money shall entitle Seller, at Seller's option, to terminate this Contract. The Earnest Money shall be invested in a federally insured financial institution of Purchaser's choice and all interest on the Earnest Money shall become a part of the Earnest Money. If this Contract closes, the Earnest Money shall be applied to the Purchase Price; otherwise, the Earnest Money shall be disposed of as provided for elsewhere in this Contract.

     3. SURVEY. Seller has heretofore furnished to Purchaser and Purchaser hereby acknowledges receipt of the following Surveys (herein so called, and individually called a "Survey"):

     (a) With respect to Parcel 1, a Survey prepared by Stephen A. Hitchings of Bush, Roed and Hitchings, Inc., P.S., Civil Engineers and Land Surveyors, dated December 21, 1987, Job No. 87306.

     (b) With respect to Parcels 2 and 3, a Survey prepared by Stephen A. Hitchings of Bush, Roed and Hitchings, Inc., P.S., Civil Engineers and Land Surveyors, dated December 14, 1987, Job No. 80091.

     Purchaser accepts these Surveys and Seller, within twenty (20) days after the date of this Contract, shall cause the Surveys to be updated and recertified to Purchaser, Seller, and Title Company as of a current date in such a manner as to allow the Title Company to provide an extended coverage owner's title insurance policy.

     4. TITLE COMMITMENT. Within twenty (20) days after the date of this Contract, Seller agrees, at Seller's sole expense, to cause to be furnished to Purchaser a current title commitment for an extended coverage owner's title insurance policy (the "Commitment") issued through the Title Company, setting forth the state of title to the Real Property and all exceptions, including easements, restrictions, rights-of-way, covenants, reservations and other conditions, if any, affecting the Real Property which would appear in an owner's title policy if issued, together with legible copies of all instruments creating such exceptions.

     5. PURCHASER'S REVIEW AND APPROVAL. Purchaser shall have ten (10) days (the "Review Period") after Purchaser receives the last to be received among the Commitment, the copies of the instruments creating such exceptions, and the updated and recertified Surveys in which to notify Seller of any objections Purchaser may have to any of the items shown on the Commitment or Surveys. Any exceptions or conditions to which Purchaser does not object shall be considered as "Permitted Exceptions." If Purchaser notifies Seller of unacceptable exceptions or conditions as herein provided, Seller shall have twenty (20) days thereafter (the "Cure Period") in which to eliminate or modify such unacceptable exceptions or conditions, but Seller shall have no obligation to do so. In the event Seller fails or chooses not to eliminate or modify such unacceptable exceptions or conditions to the reasonable satisfaction of Purchaser within said Cure Period, then in such event, this Contract shall automatically terminate unless Purchaser waives in writing each uncured exception or condition within five (5) days following the Cure Period and the Earnest Money shall be immediately returned to Purchaser by the Title Company and the parties hereto shall have no further obligations one to the other hereunder. If Purchaser waives all such exceptions and conditions by giving such written notice to Seller within the five-day period provided, then Purchaser shall be deemed conclusively to have waived all exceptions and conditions which Seller has not cured or agreed to cure, and all such exceptions and conditions shall be included in the term "Permitted Exceptions."

     6. INSPECTION. During the pendency of this Contract, Purchaser shall have access to the Real Property for the purpose of conducting such inspections, investigations, soil tests, environmental audits, engineering and feasibility studies of the Real Property as Purchaser deems necessary or advisable in connection with the purchase of the Property. Further, Seller agrees to make available to Purchaser or to its duly authorized agents or representatives, the originals of all Tenant Leases and all applicable books and records relating to the Real Property and the operation and maintenance thereof. Such items may be examined at all reasonable times during normal business hours. In this regard, Seller agrees that during the pendency of this Contract, Purchaser and its agents and representatives shall be entitled to enter upon the Real Property for inspection and examination; provided, however, that: (i) neither Purchaser nor its agents shall interfere with Seller's operation of the Real Property or any tenant's occupancy of same; (ii) Purchaser shall be responsible for any damages to the property or injuries to persons caused by Purchaser or Purchaser's agents and representatives; (iii) Purchaser shall, at Purchaser's sole cost and expense, restore the Real Property to its condition prior to Purchaser's inspection and testing of same; (iv) if this Contract does not close for reasons other than Seller's default, Purchaser shall furnish to Seller copies of all reports, test results, etc. obtained by Purchaser in the conduct of Purchaser's inspection and testing (without representation or warranty of any kind, express or implied); and (v) Purchaser shall indemnify and hold Seller harmless from and against any loss, cost, damage or expense, including reasonable attorneys fees and court costs, suffered or incurred by Seller as a result of any activities conducted by Purchaser, its agents, employees, contractors or representatives on or about the Real Property. Purchaser's obligations contained in this paragraph shall survive the Closing or other termination of this Contract.

     7. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser as follows:

     (a) Seller is a duly organized trust. Seller has full power and authority to enter into this Contract and to perform its obligations under this contract. The execution, delivery and performance of this Contract and the transactions contemplated hereby have been duly authorized and approved and no other actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Contract. This Contract constitutes the legal, valid and binding obligations of Seller enforceable in accordance with its terms.

     (b) Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code of 1986 or the regulations promulgated thereunder.

     (c) There are no attachments, execution, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws filed by Seller or pending against Seller.

     (d) Seller is not prohibited from consummating the transactions contemplated in this Contract by any law, regulation, agreement, instrument, order or judgment.

     (e) Seller is the legal owner of the Real Property.

     (f) Seller knows of no litigation currently pending against Seller concerning the Real Property or its use.

     (g) Seller carries casualty insurance covering the Real Property in sufficient amounts to avoid the imposition of any co-insurance provisions.

     8. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby makes the following representations and warranties to Seller:

     (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its incorporation and the State of Washington. Purchaser has full right, title, authority and capacity to execute and perform its obligations under this Contract and to consummate all of the transactions contemplated herein and the officers of Purchaser who executed and delivered this Contract and all of the documents to be delivered to Purchaser hereunder are and shall be duly authorized to do so.

     (b) There are no attachments, execution, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws filed by Purchaser or pending against Purchaser.

     (c) Purchaser is not prohibited from consummating the transactions contemplated in this Contract by any law, regulation, agreement, instrument, order or judgment.

     9.  CASUALTY AND CONDEMNATION.

     (a) In the event that all or a portion of the Improvements should be damaged or destroyed by fire or other casualty prior to Closing, such that the cost to repair same is determined by Seller's insurance adjuster to be $500,000 or less, Purchaser shall accept the Improvements in their damaged or destroyed condition and close this Contract without reduction in the Purchase Price, and Seller shall assign to Purchaser at Closing all insurance proceeds payable for such damage and pay to Purchaser through a credit against the Purchase Price the amount of any deductible under Seller's insurance policy.

     (b) In the event all or a portion of the Improvements should be damaged or destroyed by fire or other casualty prior to Closing such that the cost to repair same is determined by Seller's insurance adjuster to exceed $500,000, Purchaser may, at Purchaser's sole option, elect at any time up to the Closing to either:

         (i) terminate this Contract and receive back its Earnest Money; or

         (ii) accept the Improvements in their damaged or destroyed condition and close this Contract without reduction in the Purchase Price and Seller shall assign to Purchaser at Closing all insurance proceeds payable for such damage and pay to Purchaser through a credit against the Purchase Price the amount of any deductible under Seller's insurance policy.

     (c) In the event that all or any portion of the Real Property should be condemned prior to the Closing, Purchaser may, at Purchaser's sole option, elect at any time up to the Closing either to:

         (i)     terminate this Contract and receive back its Earnest
Money; or

         (ii) close this Contract without reduction in the Purchase Price and Seller shall assign to Purchaser at Closing all condemnation proceeds payable as a result of such condemnation or sale in lieu thereof.

     10. CLOSING DATE AND PLACE. The Closing of this Contract shall take place at the offices of the Title Company at 10:00 a.m. on the Closing Date (herein so called) which shall be sixty (60) days after the final execution of this Contract.

     11. SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller shall deliver or cause to be delivered to the Title Company for filing or delivery to the Purchaser, as the case may be, at the close of escrow each of the following items:

     (a) A special warranty deed duly executed and acknowledged by Seller conveying to Purchaser good, indefeasible fee simple title in the Land and Improvements and conveying, without warranty, the Appurtenances subject only to the Permitted Exceptions.

     (b) A bill of sale executed by Seller conveying to Purchaser the Personal Property.

     (c) Executed originals of all Tenant Leases (with all amendments and modifications thereto) relating to all or any part of the Real Property together with an assignment, duly executed and acknowledged by Seller assigning all of the lessor's or landlord's interest in said Tenant Leases (including prepaid rents, guarantees and security for rents) and all Tenant Deposits to Purchaser.

     (d) A blanket assignment duly executed by Seller assigning to Purchaser all of Seller's rights, title and interest in and to the Intangible Property and any Property Contracts which Purchaser has elected to assume.

     (e) All keys to all locks on the Real Property in the Possession of Seller; all books and records pertaining to the Property; and all documents in the possession of Seller pertaining to tenants of the Real Property, including, but not by way of limitation, all applications, correspondence and credit reports relating to each such tenant.

     (f) A non-foreign person affidavit sworn to by Seller as required by
Section 1445 of the Internal Revenue Code.

     (g) An extended coverage owner's policy of title insurance (the "Owner's Title Policy") issued through the Title Company and underwritten by Chicago Title Insurance Company in the amount of the Purchase Price on the standard form for owner's policies of title insurance in the state in which the Real Property is located.

     (h) Such evidence or documents as may be reasonably required by Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property.

     12. PURCHASER'S OBLIGATIONS AT CLOSING. At the Closing, Purchaser shall deliver to the Title Company for delivery to Seller at the close of escrow the following items:

     (a) The Purchase Price by wire transfer to an account designated by the Title Company.

     (b) An assumption by which Purchaser assumes the obligations of Seller under the Tenant Leases, the Tenant Deposits and those Property Contracts that Purchaser elects to assume and agrees to indemnify and hold Seller harmless from any claims and expenses arising thereunder, including reasonable attorneys' fees and court costs arising from and after the Closing Date and with Seller agreeing to indemnify and hold Purchaser harmless from any claims and expense arising thereunder, including reasonable attorneys' fees and court costs arising prior to the Closing Date.

     (c) Such evidence or documents as may be reasonably required by Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the sale of the Property.

     13. PRORATIONS. At the Closing, the following items shall be adjusted or prorated between Seller and Purchaser:

     (a) MINIMUM MONTHLY RENTS. All minimum monthly rents and base rents due under the Tenant Leases for the month in which the Closing occurs shall be prorated as of the Closing Date on the basis of the sums actually collected by Seller prior to Closing. At Closing, Seller shall furnish to Purchaser a complete and correct schedule of all minimum monthly rents and base rents which are then due and payable but which have not been paid. From and after the Closing, all rent collections shall be applied first to current rents and then to delinquent rents, and the portion thereof due to Seller shall be remitted to Seller if and when collected; however, Purchaser shall have no obligation to Seller to collect any such unpaid rents, but Seller shall be permitted to pursue collection directly against the tenants for delinquent rent. Any prepaid rents for periods subsequent to the month in which Closing occurs shall be paid to Purchaser.

     (b) OPERATING EXPENSE REIMBURSEMENTS; OPERATING EXPENSES. With respect to payments ("CAM Payments") under the Tenant Leases to reimburse the lessor for expenses of operating the Property (other than Taxes and Insurance Costs) ("CAM Expenses"), Seller shall prepare an accounting at Closing comparing (i) the CAM Payments received to the Closing Date for the calendar year in which the Closing occurs plus the amount of the CAM Expenses allocable to unleased space for such period (i.e. based on the ratio in which the leasable area of the unleased space bears to the entire leasable area in the Improvements), and (ii) the CAM Expenses incurred to the Closing Date for the calendar year in which the Closing occurs. If the amount determined in (i) is greater than the amount determined in (ii), Purchaser shall be entitled to a credit against the Purchase Price in the amount of such excess. If, however, the amount determined in (ii) is greater than the amount determined in (i), Purchaser shall pay such difference to Seller if and when such amount is collected by Purchaser from the tenants. In that connection, Purchaser agrees to invoice the tenants for year-end adjustments in accordance with their respective Tenant Leases for the amount due as set out in Seller's and Purchaser's respective books and records, provided Purchaser shall have no obligation to Seller to collect any such unpaid amounts. To the extent only a portion of the amount due from any tenant is actually collected for such year-end adjustments, such amount shall be prorated between Seller and Purchaser based upon the amount owed to each party during their respective periods of ownership. Seller shall be responsible for paying all CAM Expenses incurred prior to the Closing Date and Purchaser shall be responsible for paying for all CAM Expenses incurred from and after the Closing Date.

     (c) TAX PAYMENTS; TAXES. Seller has paid, or prior to Closing will pay, all tax payments due on the Property in the calendar year 1994. Purchaser will assume the payment of all tax payments due in any calendar year after 1994. Purchaser shall reimburse Seller for its pro rata share of the tax payments made in 1994 based on that portion of the calendar year 1994 that falls after the Closing Date. With respect to payments received from tenants under the Tenant Leases to reimburse Seller for real estate, ad-valorem and personal property taxes and other state, county and municipal taxes, charges and assessments, Seller shall prepare an accounting at Closing showing such payments received under the Tenant Leases during 1994. To the extent such amount exceeds the 1994 taxes allocable to Seller, Purchaser will receive a credit at Closing for the excess and to the extent the amounts so received were insufficient to cover the 1994 taxes allocated to Seller, Seller shall receive a credit for such deficiency.

     (d) INSURANCE REIMBURSEMENTS; INSURANCE COSTS. With respect to payments (the "Insurance Payments") under the Tenant Leases to reimburse the lessor for premiums for insurance policies carried by lessor covering the Property (the "Insurance Costs"), Seller shall prepare an accounting at Closing comparing (i) the amount of the Insurance Payments received by Seller to the Closing Date for the calendar year in which the Closing occurs plus the amount of the Insurance Costs allocable to the unleased space for such period, and (ii) the amount of the Insurance Costs earned to the Closing Date for the calendar year in which the Closing occurs. If the amount determined in (i) above is greater than the amount determined in
(ii) above, Purchaser shall be entitled to a credit against the Purchase Price in the amount of such excess. If, however, the amount determined in
(ii) is greater than the amount determined in (i) above, Purchaser shall pay such excess to Seller if and when such amount is collected by Purchaser from the tenants under the Tenant Leases. In that connection, Purchaser agrees to invoice the tenants for year-end adjustments in accordance with their respective Tenant Leases for the amount due as set out in Seller's and Purchaser's respective books and records, provided Purchaser shall have no obligation to Seller to collect any such unpaid amounts. To the extent only a portion of the amount due from any tenant is actually collected for such year-end adjustments, such amount shall be prorated between Seller and Purchaser based upon the amounts owed each party during their respective periods of ownership. Seller's insurance policies shall be cancelled as of the Closing Date as to the Property and Seller shall be entitled to the unearned Insurance Costs.

     (e) SECURITY DEPOSITS. Seller shall pay to Purchaser, in cash at Closing, the amount of any Tenant Deposits under the provisions of any Tenant Lease. Purchaser shall assume and agree to pay all Tenant Deposits to such tenants upon and subject to the terms of the applicable Tenant Leases.

     (f) UTILITIES. All utility services (other than those contracted for directly by the tenants) shall be terminated by Seller as of the Closing Date, and Purchaser acknowledges that it shall be the responsibility of Purchaser prior to Closing to make application for and to obtain continuation of such utility services in the name and for the account of Purchaser as of the Closing Date. If any provider of a public utility to the Property is holding a deposit in connection therewith as of the Closing Date, Seller shall retain all right to the return of such deposit(s).

     (g) POST CLOSING ADJUSTMENTS. In the event any adjustments pursuant to this Paragraph 13 are, subsequent to Closing, found to be erroneous, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, and such amount shall be paid within ten (10) days from receipt of the invoice.

     14. POSSESSION OF THE PROPERTY. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject only to the rights of tenants and subtenants, as tenants only, under the Tenant Leases and the Permitted Exceptions. Seller and Purchaser covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Purchaser, in sufficient copies for transmittal to all tenants affected by the sale and purchase of the Property and properly addressed to all such tenants. Such notice shall be prepared by Purchaser and approved by Seller, notifying the tenants of the sale and transfer and containing appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Purchaser or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Seller agrees to transmit or otherwise deliver such letters to the tenants, and evidence of such delivery to Purchaser on the first business day after the Closing. If Seller fails to deliver such evidence to Purchaser, Purchaser shall have the right to deliver such letters to the tenants.

     15. CLOSING COSTS. Seller shall pay all survey costs; the premium for the Title Policy; and all transfer, documentary and stamp fees. Each party shall pay its own attorneys' fees and the parties shall share equally all escrow fees. Purchaser shall pay all recording fees. All other closing costs and expenses in connection with the transaction contemplated by this Contract shall be borne by Seller and Purchaser in the manner in which such costs and expenses are customarily allocated between the parties at closings of Real Property similar to the Real Property in the area in which the real property is located.

     16. SELLER'S DEFAULT. In the event of Seller's default hereunder, Purchaser may, at Purchaser's option and as Purchaser's sole remedy, either: (i) terminate this Contract by giving written notice to Seller in which event the Earnest Money will be immediately returned to Purchaser by the Title Company and the parties shall have no further obligation one to the other hereunder (except for Purchaser's indemnity obligations in Paragraph 6 above); or (ii) enforce specific performance hereunder. Purchaser may not sue Seller for damages.

     17. PURCHASER'S DEFAULT. In the event Purchaser fails, without legal excuse, to complete the purchase of the Property, the Earnest Money made by the Purchaser shall be forfeited to the Seller as the sole and exclusive remedy available to the Seller for such failure. Notwithstanding the provisions of this paragraph, nothing contained herein shall limit Seller's right to recover damages and pursue all other legal remedies available to it in the event Purchaser fails to indemnify Seller for damages resulting from Purchaser's activities in and about the property pursuant to Paragraph 6 above.

     18. NOTICE. Any notice or document required to be delivered hereunder shall be in writing and shall be deemed effective when delivered and shall be deemed delivered when actually received, or, if earlier and whether or not received, four days after it is deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested) addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have heretofore specified by written notice delivered in accordance herewith:

     TO SELLER:          AEW #105 Trust c/o Aldrich, Eastman & Waltch 225
Franklin Street Boston, MA  02110 Attn.:  J. Grant Monahon

     with copy to:       Mr. Robert L. Trimble Andrews & Kurth L.L.P. 4400
Thanksgiving Tower Dallas, TX  75201

     and copy to:        Robert E. Neugebauer Preston Gates & Ellis 5000
Columbia Center 701 Fifth Avenue Seattle, Washington 98104-7078

     TO PURCHASER:       Spieker Properties, Inc. 915 118th Avenue S.E., Suite
110 Bellevue, Washington 98005-3855 Attn.:  Mr. Richard L. Romney

     with copy to:       Mr. William Appel Appel & Gluck 2500 Seattle Tower
1218 Third Avenue Seattle, Washington 98101

     19. GOVERNING LAW AND VENUE. This Contract shall be construed in accordance with the laws of the State of Washington and any court action arising out of this Contract shall be brought in King County, Washington.

     20. NO SURVIVAL. Except for Purchaser's obligations, representations and covenants in Paragraphs 6, 13 and 29 hereof (all of which shall survive the Closing) and Seller's obligations, representations and covenants in Paragraphs 13 and 29 (all of which shall survive the Closing) hereof, no covenant, agreement, representation or warranty contained herein shall survive Closing.

     21. CAPACITY. Each person executing this Contract hereby represents and warrants that he has the authority to do so and that his signature shall bind the entity for which he signed. Each party hereto shall provide the other party and the Title Company with such documentation as the Title Company or Purchaser's or Seller's attorney deems necessary to evidence the authority of that party to perform the actions contemplated herein.

     22. TIMING. Time is of the essence of this Contract. For purposes hereof, the date of this Contract shall be the date it is deposited with and receipted for by the Title Company.

     23. ATTORNEYS' FEES AND COSTS. In the event either party hereto files a suit to enforce this Contract or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, its costs, including reasonable attorneys' fees, incurred in such suit.

     24. NO ASSIGNABILITY. This Contract may not be assigned by Purchaser without the prior written consent of Seller, which consent need not be given.

     25. GENDER. Where required for proper interpretation, words in the singular shall include the plural and the masculine gender shall include the neuter and the feminine gender and vice versa.

     26. HEADINGS. The descriptive headings of the several Paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     27. DISCLAIMER AND WAIVER. PURCHASER ACKNOWLEDGES AND AGREES THAT AT THE TIME OF THE EXECUTION OF THIS CONTRACT PURCHASER HAS AS MUCH KNOWLEDGE ABOUT THE PROPERTY AND ALL ASPECTS THEREOF AS DOES SELLER. SELLER HAS NOT MADE ANY AND MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS, IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY OR THE CONDITION OF THE PROPERTY. PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT (A) PURCHASER SHALL CONDUCT ITS OWN INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AND (B) PURCHASER HAS NOT ENTERED INTO THIS CONTRACT BASED UPON ANY REPRESENTATION, WARRANTY, AGREEMENT, STATEMENT, OR EXPRESSION OF OPINION BY SELLER OR ANY OTHER PERSON OR ENTITY ACTING OR ALLEGEDLY ACTING FOR OR ON BEHALF OF SELLER WITH RESPECT TO SELLER, THE INTEREST, THE PROPERTY, OR THE CONDITION OF THE PROPERTY. PURCHASER AGREES THAT THE PROPERTY WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) PURCHASER AT THE CLOSING IN ITS THEN CONDITION, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS, IMPLIED, OR ARISING BY OPERATION OF LAW, OTHER THAN THE WARRANTY OF TITLE TO THE PROPERTY AS SPECIFICALLY SET FORTH IN THE CONVEYANCE DOCUMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR THE WARRANTY OF TITLE AS SPECIFICALLY SET FORTH IN THE CONVEYANCE DOCUMENTS, THE TRANSACTION CONTEMPLATED BY THIS CONTRACT IS WITHOUT ANY STATUTORY, EXPRESS, OR IMPLIED WARRANTY, REPRESENTATION, AGREEMENT, STATEMENT, OR EXPRESSION OF OPINION OF OR WITH RESPECT TO: (i) THE CONDITION OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY AND ALL STATUTORY, EXPRESS, OR IMPLIED REPRESENTATIONS OR WARRANTIES RELATED TO SUITABILITY FOR HABITATION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE; (ii) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN, OR ENGINEERING OF THE IMPROVEMENTS (THE " IMPROVEMENTS") COMPRISING A PART OF THE PROPERTY; (iii) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS; (iv) THE SOIL CONDITIONS, DRAINAGE, TOPOGRAPHICAL FEATURES, FLORA, FAUNA, OR OTHER CONDITIONS OF OR WHICH AFFECT THE PROPERTY; (v) ANY CONDITIONS AT OR WHICH AFFECT THE PROPERTY WITH RESPECT TO ANY PARTICULAR USE, PURPOSE, DEVELOPMENT POTENTIAL, OR OTHERWISE; (vi) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, ACCESS, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES, VALUE, CONDITION, MAKE, MODEL, COMPOSITION, ACCURACY, COMPLETENESS, APPLICABILITY, ASSIGNABILITY, ENFORCEABILITY, EXCLUSIVITY, USEFULNESS OR AUTHENTICITY OF THE PROPERTY; (vii) ANY STATUTORY, EXPRESS, OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE, BY ANY DESCRIPTION OF THE PROPERTY, OR BY OPERATION OF LAW; (viii) ANY ENVIRONMENTAL, BOTANICAL, ZOOLOGICAL, HYDROLOGICAL, GEOLOGICAL, METEOROLOGICAL, STRUCTURAL OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW, OR HEREAFTER AFFECTING IN ANY MANNER ANY OF THE PROPERTY; AND (ix) ALL OTHER STATUTORY, EXPRESS, OR IMPLIED REPRESENTATIONS AND WARRANTIES BY SELLER WHATSOEVER, OTHER THAN TITLE TO THE PROPERTY. FURTHER, PURCHASER REPRESENTS AND WARRANTS TO SELLER THAT PURCHASER HAS KNOWLEDGE AND EXPERTISE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE PURCHASER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED BY THIS CONTRACT AND THAT PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

     28. ENVIRONMENTAL WAVIER AND RELEASE. Purchaser expressly acknowledges that there may be certain environmental issues and/or risks with respect to the Property. Purchaser has been expressly advised by Seller to conduct an independent investigation and inspection of the Property utilizing experts as Purchaser deems to be necessary for an independent assessment of all environmental liability and risk with respect to the Property. Purchaser further acknowledges and agrees that, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller and hereby covenants for itself and its affiliates not to sue Seller with respect to any claims of an environmental nature arising from or related to the Property or to any "Hazardous Materials" (as defined below) on the Property. For purposes of this Contract, the term "Hazardous Materials" shall mean any substance which is or contains: (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under "Environmental Requirements" (as hereinafter defined) or the common law, or any other applicable laws related to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if emanated or migrated from the Property, could constitute a trespass.

     For purposes of this Contract, the term "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

     29. NO BROKERS. Purchaser and Seller each represent and warrant to the other that they have dealt with no real estate broker or agent in connection with the negotiation of this Contract. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorney's fees) paid or incurred by Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller. Purchaser agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorney's fees) paid or incurred by Seller by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser. Purchaser acknowledges that at the time of the execution of this Contract, the Seller advised Purchaser by this writing that Purchaser should have an abstract covering the Real Property examined by an attorney of Purchaser's own selection.

     30. EXCULPATION OF TRUST. This Contract is executed by the undersigned, not individually but as a trustee of AEW #105 Trust created under a Declaration of Trust, in the exercise of the power and authority conferred upon and vested in the undersigned as trustee. It is expressly understood and agreed by every party now or hereafter claiming any right or interest herein or hereunder that nothing contained herein shall be construed as creating any personal liability or obligation upon the undersigned. Reference is made to, and this Contract is executed under and by virtue of the powers contained in the Declaration of Trust, and each person dealing with any trustee or the Trust expressly agrees to look solely to the Trust Property for satisfaction of any obligation set forth herein and agrees that neither the trustees nor the beneficiaries of the Trust shall have any personal or corporate liability hereunder.

     31. ORDINANCE WAIVER AND RELEASE. Purchaser waives all rights under Ordinance No. 101941 of the City of Seattle and releases Seller from any and all duties, obligations and liabilities thereunder.

     32. COMPLETE AGREEMENT. This Contract embodies the complete agreement between the parties hereto and cannot be varied or terminated except by written agreement of the parties.

     33. WITHDRAWAL OF OFFER. Seller must accept this Contract by signing and returning a fully executed copy of the same to the Purchaser and to the Title Company within ten (10) days from the date of Purchaser's execution hereof, or this offer may, at Purchaser's option, be deemed to be withdrawn.

     EXECUTED by Purchaser this 16th day of September 1994.


PURCHASER:

SPIEKER PROPERTIES, INC.



By:  Richard L. Romney
Title:  Sr. V. P.



     EXECUTED by Seller this 20th day of September 1994.

SELLER:

AEW #105 TRUST



By:  Steven D. Corkin
                                   as Trustee and not Individually






RECEIPT BY TITLE COMPANY

     This Contract has been received by the undersigned this, the 21st day of September, 1994.


CHICAGO TITLE INSURANCE COMPANY




By:  Marria J. Fugma
Title:  Escrow Officer